GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY ANNOUNCES
AUTOMOTIVE ACQUISITION IN AUSTRALIA

- GPC’s Asia Pacific Unit Enters Definitive Agreement to Buy Covs Parts –

Atlanta, Georgia, July 17, 2015 — Genuine Parts Company (NYSE: GPC) announced today an acquisition for its Automotive Parts Group.

GPC Asia Pacific, the Company’s wholly-owned automotive distribution company based in Melbourne, Australia, has entered into a definitive agreement to acquire Covs Parts Pty Ltd (“Covs Parts”) from its parent company, Automotive Holdings Group (“AHG”). AHG is a publicly listed automotive retailing and logistics group with operations across Australasia. Consummation of the transaction is expected by October 1, 2015, and is contingent upon satisfaction of customary closing conditions and receipt of applicable regulatory approvals.

Covs Parts, headquartered in Welshpool, Western Australia, is a leading distributor across the state of Western Australia, focused on original equipment and aftermarket automotive parts, mining and industrial consumables and truck products. Covs Parts was established in 1929 and serves it broad and diverse customer base from a 25 branch distribution network. The Company expects the acquired business to generate annual revenues of approximately $90 million (US$).

Tom Gallagher, Chairman and Chief Executive Officer of Genuine Parts Company, stated, “Covs Parts was a very attractive business opportunity for us in the Australasian market. The addition of this business serves to further expand our presence and scale in Western Australia and also builds on our commercial growth strategy. We are pleased to welcome the Covs Parts team into the Asia Pacific and GPC family and expect the combination of our organizations to be a great fit, both financially and strategically. We look forward to the many contributions the Covs Parts team will make in the years ahead.”

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2014 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts and accessories in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2014 revenues of $15.3 billion.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (770) 612-2044
Sidney G. Jones, Vice President-Investor Relations — (770) 818-4628